Exhibit 99.2

Targacept to Host Conference Call Today at 5:15 p.m.

to Discuss Phase 2b Results for AZD3480 in Alzheimer’s Disease

Winston-Salem, North Carolina – September 15, 2008 – Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing a new class of drugs known as NNR Therapeutics(TM), announced that it will conduct a conference call and audio webcast today at 5:15 p.m. Eastern Daylight Time regarding the Phase 2b trial results for AZD3480 in Alzheimer’s disease that were just announced. Participants from Targacept will include J. Donald deBethizy, Ph.D., President and Chief Executive Officer; Geoffrey C. Dunbar, M.D., Vice President, Clinical Development and Regulatory Affairs; David A. Hosford, M.D., Ph.D., Senior Medical Director; and Alan A. Musso, Vice President and Chief Financial Officer.

The conference call may be accessed by dialing (888) 396-2369 for domestic participants and (617) 847-8710 for international callers (reference passcode 99156824). A replay of the conference call may be accessed through September 30, 2008 by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (reference passcode 89622161).

A live webcast of the conference call will be accessible from the Investor Relations page of Targacept’s website, www.targacept.com. To ensure a timely connection to the webcast, it is recommended that users register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will also be available on Targacept’s website for at least two weeks following the call.

About Targacept

Targacept is a clinical-stage biopharmaceutical company that discovers and develops NNR Therapeutics (TM), a new class of drugs for the treatment of central nervous system diseases and disorders. Targacept’s product candidates selectively modulate neuronal nicotinic receptors that serve as key regulators of the nervous system to promote therapeutic effects and limit adverse side effects. Targacept has product candidates in development for Alzheimer’s disease, cognitive dysfunction in schizophrenia, pain and major depressive disorder, as well as multiple preclinical programs. Targacept also has a cognition-focused collaboration with AstraZeneca and a strategic alliance with GlaxoSmithKline. Targacept’s news releases are available on its website at www.targacept.com.

Alan Musso, VP and CFO

Targacept, Inc.

Tel: (336) 480-2186

Email: alan.musso@targacept.com

Michelle Linn

Linnden Communications

Tel: (508) 362-3087

Email: michelle@linndencom.com